Exhibit 99.1

CONTACT:	David S. Collins	Devin Sullivan
	Chief Financial Officer	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FUEL TECH ACQUIRES TWO AIR POLLUTION CONTROL TECHNOLOGY COMPANIES

Acquisitions Broaden Fuel Tech’s Product Portfolio to Include Particulate Control

WARRENVILLE, Ill., April 30, 2014 - Fuel Tech, Inc. (NASDAQ: FTEK), a world leader in advanced engineering solutions for the optimization of combustion systems and emissions control in utility and industrial applications, today announced that through stock purchase agreements with each of two companies, it has acquired Cleveland Roll Forming Environmental Division, Inc. (also d/b/a PECO) and FGC Corporation (FGC) for total cash consideration of $7.25 million and $1.0 million, respectively. The transactions with both privately held companies (collectively, PECO-FGC) closed earlier today. These acquisitions are expected to be immediately accretive to Fuel Tech.

PECO’s strength is its proven experience and know-how to provide custom retrofit solutions within an existing footprint of an Electrostatic Precipitator (ESP) to improve the efficiency, performance and longevity of the unit. PECO’s products and services include ESP Inspection Services, Performance Modeling, Performance and Efficiency Upgrades, including High-Voltage Sectionalization and High Frequency Power Equipment, Electromagnetic Impulse Rappers, Rapper Shafts, Purge Air Systems, Hopper Replacements, Hopper Heaters and Level Detectors. PECO has complete turnkey capability for ESP retrofits, and has installed more than 60 major rebuilds on units up to 700 MW.

FGC specializes in products and services for flue gas conditioning systems, which include treatment using sulfur trioxide (SO3) and ammonia (NH3) based conditioning. These systems improve the performance of ESPs by modifying the properties of the fly ash particle. They represent a far lower capital cost approach to improving ash particulate capture versus the alternative of installing larger ESPs or utilizing fabric filter technology to meet targeted opacity or particulate emission limits.

FGC designs and supplies systems using molten or dry sulfur, as well as ammonia based systems. Control system upgrades and plant control interface equipment are both available, along with complete turnkey capability. FGC also performs complete system audits and system and control upgrades for flue gas conditioning systems of other OEMs. Since April 2008, Fuel Tech has held an exclusive license with FGC to sell flue gas conditioning systems incorporating its technology for utility applications in all geographies outside the U.S. and Canada. As a result of this acquisition, Fuel Tech will now own the technology in lieu of future royalty payments.

With 25 and 20 years of experience, respectively, PECO and FGC have grown to become leading providers of particulate control technology. Located in Westlake, Ohio, PECO-FGC generated 2013 revenues of approximately $10 million and operated profitably. As of December 31, 2013, the backlog of PECO-FGC was approximately $14 million. Its systems are installed on over 125 units burning a wide range of coals, along with units burning biomass, as well as those using Dry Sorbent Injection (DSI) for capturing mercury, HCl and SO2, which can impact particulate control. The know-how and expertise in support of these particulate control technologies are interrelated, and these acquisitions provide Fuel Tech the unique ability to customize solutions for the complex and diverse needs of boiler operators seeking to improve the operation and performance of their existing particulate control systems to meet ever-increasing regulatory demands on a global basis.

Douglas Bailey, Chairman, President and CEO of Fuel Tech, commented, “These acquisitions broaden Fuel Tech’s Air Pollution Control product portfolio and grant us immediate access into the fast-growing particulate control market, a substantial opportunity as coal-fired power plants throughout the U.S. and abroad are creating strategies to meet upcoming regulations. In the U.S. this includes Environmental Protection Agency’s Mercury and Air Toxics Standards (MATS) Rule and Cross State Air Pollution Rule (CSAPR) for utility boilers, along with the Boiler Maximum Achievable Control Technology (MACT) Rule for industrial boilers. Compliance dates for MATS and MACT implementation include both 2015 and 2016 deadlines, while the date for CSAPR is expected to become clear over the next few months. The solutions offered by PECO-FGC will also assist us in strengthening our already established presence in China, where our 2013 revenues increased for the third consecutive year and air pollution control, especially for particulate matter, has become a critical issue of growing public and political concern. Fuel Tech and PECO-FGC share a similar customer base, which provides substantial cross-selling opportunities and a natural channel for potential follow-on business from those clients requiring multi-pollutant emissions control solutions. We believe this transaction further solidifies Fuel Tech’s position of having a major presence in the global air pollution control market.”

About Fuel Tech

Fuel Tech is a leading technology company engaged in the worldwide development, commercialization and application of state-of-the-art proprietary technologies for air pollution control, process optimization, and advanced engineering services. These technologies enable customers to produce both energy and processed materials in a cost-effective and environmentally sustainable manner.

The Company’s nitrogen oxide (NOx) reduction technologies include advanced combustion modification techniques - such as Low NOx Burners and Over-Fire Air systems - and post-combustion NOx control approaches, including NOxOUT® and HERT™ SNCR systems, ASCR™ Advanced Selective Catalytic Reduction systems, NOxOUT-SCR®, NOxOUT CASCADE®, and I-NOx™ Integrated NOx Reduction Systems, which utilize various combinations of these systems, along with the ULTRA™ process for safe ammonia generation. These technologies have established Fuel Tech as a leader in NOx reduction, with installations on over 800 units worldwide, where coal, fuel oil, natural gas, municipal waste, biomass and other fuels are utilized.

Fuel Tech’s technologies for particulate control include Electrostatic Precipitator (ESP) products and services include ESP Inspection Services, Performance Modeling, Performance and Efficiency Upgrades, along with complete turnkey capability for ESP retrofits, with more than 60 major rebuilds on units up to 700 MW. Flue gas conditioning (FGC) systems include treatment using sulfur trioxide (SO3) and ammonia (NH3) based conditioning to improve the performance of ESPs by modifying the properties of the fly ash particle. FGC systems offer a lower capital cost approach to improving ash particulate capture versus the alternative of installing larger ESPs or utilizing fabric filter technology to meet targeted emissions and opacity limits. Fuel Tech’s particulate control technologies have been installed on more than 125 units worldwide.

The Company’s FUEL CHEM® technology revolves around the unique application of chemicals to improve the efficiency, reliability, fuel flexibility and environmental status of combustion units by controlling slagging, fouling, corrosion, opacity and operational issues associated with sulfur trioxide, ammonium bisulfate, particulate matter (PM2.5), carbon dioxide and NOx. The Company has experience with this technology, in the form of a customizable FUEL CHEM program, on over 110 combustion units burning a wide variety of fuels including coal, heavy oil, biomass, and municipal waste.

Fuel Tech also provides a range of combustion optimization services, including airflow testing, coal flow testing and boiler tuning, as well as services to help optimize selective catalytic reduction system performance, including catalyst management services and ammonia injection grid tuning. In addition, flow corrective devices and physical and computational modeling services are available to optimize flue gas distribution and mixing in both power plant and industrial applications.

Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. These capabilities, coupled with the Company’s innovative technologies and multi-disciplined team approach, enable Fuel Tech to provide practical solutions to some of our customers’ most challenging problems. For more information, visit Fuel Tech’s web site at www.ftek.com.

This press release may contain statements of a forward-looking nature regarding future events. These statements are only predictions and actual events may differ materially. Please refer to documents that Fuel Tech files from time to time with the Securities and Exchange Commission for a discussion of certain factors that could cause actual results to differ materially from those contained in the forward-looking statements.